Exhibit 99.1


                        ORRSTOWN FINANCIAL SERVICES, INC.
                              NON-EMPLOYEE DIRECTOR
                            STOCK OPTION PLAN OF 2000



               TABLE OF CONTENTS
       -------------------------------------
       Section I                 Definitions
       Section II                Purpose
       Section III               Available Shares; Adjustments
       Section IV                Class of Employees Eligible to Receive Options
       Section V                 Stock Options
       Section VI                Amendment and Termination
       Section VII               Limitation on Resale
       Section VIII              Miscellaneous Provisions
       Section IX                Effective Date

                        ORRSTOWN FINANCIAL SERVICES, INC.

                     NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

                                     OF 2000

                                    SECTION I

                                   DEFINITIONS

ss.1.1. "Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor statute thereto.

ss.1.2. "Corporation" shall mean Orrstown Financial Services, Inc.

ss.1.3. "ERISA" shall mean the Employee Retirement Income Security Act, as amended, and any successor statute thereto.

ss.1.4. "Non-Employee Director" shall mean as of any date a member of the Corporation's Board of Directors who is not an employee of the Corporation or any of its Subsidiaries.

ss.1.5. "Permanently Disabled" shall mean the physical or mental condition of an optionee which renders him incapable of continuing his customary duties of employment as determined by the Committee.

ss.1.6. "Shares" shall mean shares of the Common Stock, no par value, of the Corporation.

ss.1.7. "Subsidiary" or "Subsidiaries" shall have the meaning that is ascribed to those terms in Section 424 (f) of the Code, and the Corporation shall be deemed to be the grantor corporation for purposes of applying such meaning.

                                   SECTION II

                                     PURPOSE

ss.2.1. The purpose of the Non-Employee Director Stock Option Plan (this "Plan") is to provide additional incentive to Non-Employee Directors who make substantial contributions to the Corporation and its Subsidiaries by their services. By encouraging them to invest in Shares and thereby to acquire a proprietary interest

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        in the Corporation, the Corporation intends that this Plan will facilitate motivating, retaining and securing Non-Employee Directors of high caliber and potential.

                                   SECTION III

                          AVAILABLE SHARES; ADJUSTMENTS

ss.3.1. A total of 30,000 Shares (subject to anti-dilution adjustments provided in Section 3.2) may be issued pursuant to options granted under this Plan. Shares subject to options which are unexercised upon termination of such options shall be available for future options granted under this Plan. Either authorized and unissued Shares or issued Shares heretofore or hereafter reacquired by the Corporation may be made available for purchase under this Plan.

ss.3.2. Appropriate adjustments shall be made in the number and kind of shares of stock available for the grant of options under this Plan and subject to outstanding options issued under this Plan and, in the case of outstanding options at the time of the event leading to the adjustment, in the per share purchase price of Shares upon exercise, shall be made to give effect to any mergers, consolidations, acquisitions, stock splits, stock dividends, or other relevant changes in the capitalization occurring after the effective date of this Plan or the award of an option. Subject to Section 6.4, any agreement of merger or consolidation will include appropriate provisions for protection of the then existing rights of optionees under this Plan.

                                   SECTION IV

                 CLASS OF EMPLOYEES ELIGIBLE TO RECEIVE OPTIONS

ss.4.1. Only Non-Employee Directors as of the date of grant are eligible to receive an option or options under this Plan.

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


                                    SECTION V

                                  STOCK OPTIONS

ss.5.1. Options granted pursuant to this Plan shall be nonqualified or non-statutory stock options, and not incentive stock options pursuant to the requirements of Section 422 of the Code.

ss.5.2. Subject to the terms and conditions of this Plan, including adjustments that may be made in the number of optioned Shares pursuant to 3.2 above, beginning on April 1, 2000 and on April 1 in each year thereafter so long as this Plan remains in effect and shares are available hereunder, each Non-Employee Director in office on such date shall be granted an option to purchase a certain number of Shares based upon the consolidated return on average equity (ROE) of Orrstown Financial Services, Inc. during the preceding year ended December 31 as follows:


                                           Option for Number of
        Return on Average Equity           Full (no fractional shares)
        (ROE) Orrstown Financial           Shares @ Current Market
        Services, Inc., ROE based          Value Pursuant to 5.4
        upon Annual Consolidated           below that would be equal
        Net Income Divided                 to but not more than the
        by Average Daily                   following combined                 Example @
        Consolidated Equity                Market Value                       $40 Market Value
        --------------------------         ---------------------------        ----------------
             Below 12%                              $     0                    0 share options
                 12%                                $ 3,000                   75 share options
                 13%                                $ 5,000                  125 share options
                 14%                                $ 7,000                  175 share options
                 15%                                $ 9,000                  225 share options
                 16%                                $11,000                  275 share options
                 17%                                $13,000                  325 share options
                 18%                                $15,000                  375 share options
                 19%                                $17,000                  425 share options
                 20%                                $19,000                  475 share options
            21% & Up Caps @                         $20,000                  500 share options


        In the event that on any grant date insufficient shares are available pursuant to 3.1 above, the number of shares for which options are to be issued shall be adjusted pro rata among all options to be issued on such date.

ss.5.3. Subject to the terms and conditions of this Plan, each option granted under this Plan shall be exercisable immediately upon grant. Subject to the foregoing, each

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

        option may be exercised from time to time until the earlier of the expiration or termination of the option in accordance with this Plan or the tenth anniversary date of the grant, at which time all unexercised options shall expire.

ss.5.4. The purchase price of Shares acquired pursuant to an option shall be 100 percent of the "Fair Market Value" of the Shares as of the date of the grant of the option. The "Fair Market Value" as of any date shall be determined on a per share basis by the Board of Directors as follows:

        (a) If the Shares were traded over-the-counter on the date in question and the Shares were classified by Nasdaq as a national market issue (or, in the judgment of the Board of Directors, a comparable designation), then the Fair Market Value shall be equal to the average of the high and low sales prices of the Shares reported in Nasdaq trading for that date or if no reported sale of Shares shall have occurred on such date, then on the next preceding day on which there was a reported sale.

        (b) If the Shares were traded over-the-counter on the date in question but the Shares were not classified by Nasdaq as a national market issue (or, in the judgment of the Board of Directors, a comparable designation), then the Fair Market Value shall be equal to the mean between the last reported representative bid and asked prices quoted by the Nasdaq system for such date.

        (c) If the Shares were traded on a stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported by the applicable composite transactions reported for such date.

        (d) If none of the above are applicable, then the Fair Market Value shall equal the average of the average of the daily high bid and low offer quotations for the Shares reported through the National Association of Securities Dealers, Inc.'s OTC Bulletin Board service for the ten (10) trading days immediately preceding the applicable date (the "Pricing period"). If, however, no bid or no offer quotation for the Shares is reported through the OTC Bulletin Board service during the Pricing Period, then the Fair Market Value will be the price of the last trade reported for the Shares through the OTC Bulletin Board service.

        (e) If none of the foregoing provisions are applicable, then the Fair Market Value shall be determined by the Board or Directors in good faith on such basis as it deems appropriate.

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        ss.5.5. Stock Options shall not be exercisable after the expiration of ten (10) years after the date they are granted.

        ss.5.6. Options granted under this Plan may be exercised by giving written notice to the Corporation, on such form as the Corporation shall provide, accompanied by full payment of the option price for the total number of whole Shares being purchased. Such payment may be made in any of the following forms: (i) cash, which may be evidenced by a check, (ii) the surrender of certificates representing Shares which have already been owned by the optionee for more than six months, which will be valued according to their fair market value determined in accordance with the formula set forth in 5.4 of this Plan, or
                (iii) any combination of cash and Shares. Any payment made by the surrender of currently owned Shares shall be by assignment in form and substance satisfactory to the Secretary of the Corporation, including guarantees of signature where the same is deemed to be necessary or desirable. All exercises of options shall be subject to the terms and conditions of this Plan, including 8.6 relating to compliance with applicable federal and state securities laws. An option may not be exercised for less than 100 Shares unless the total number of Shares then available for exercise under the option is less than 100.

        ss.5.7. In the event that an optionee retires (either as a result of reaching mandatory retirement age or under other circumstances that the Board of Directors, in its discretion, designates as a "retirement"), dies or becomes permanently disabled, the optionee or his legal successor shall have the right to exercise any previously granted options that are then unexpired during the remainder of the term of such options, subject to the terms of the option and this Plan. If an optionee's service as a Director terminates for any other reason, the optionee or his legal successor shall have the right to exercise any previously unexpired options for a period of six months after the date of the event that causes termination of service as a director, but in no event after the term of the option expires, subject to the terms of the option and this Plan.

        ss.5.8. During his or her lifetime, options under this Plan are exercisable only by the optionee. Rights and options under this Plan are not assignable or transferable by an optionee except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of ERISA.

                                   SECTION VI

                            AMENDMENT AND TERMINATION

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        ss.6.1. The Board of Directors may amend this Plan in any respect whatsoever.

        ss.6.2. No termination, modification or amendment of this Plan may, without the consent of a Non-Employee Director then having an option under this Plan to purchase stock, adversely affect the rights of such optionee under such option, subject to the provisions of this Plan.

        ss.6.3. This Plan does not have a specified termination date. The Board of Directors of the Corporation reserves the right to terminate or suspend this Plan at any time without notice. Termination or suspension shall not adversely affect options previously granted pursuant to this Plan, and the applicable terms of this Plan shall survive such termination or suspension until all outstanding options have been exercised in full, forfeited or completely expired, in accordance with the terms of this Plan.

        ss.6.4 Any agreement to which the Corporation is a party which provides for any merger, consolidation or similar transaction of the Corporation with or into another corporation whereby the Corporation is not to be the surviving corporation may provide, without limitation, for the assumption of outstanding options by the surviving corporation or its parent, for accelerated vesting and accelerated expiration, or for an equitable mandatory settlement of outstanding options in cash based on the consideration paid to shareholders in such transaction and all outstanding options shall be subject to such agreement. In any case where the options are assumed by another corporation, appropriate equitable adjustments as to the number and kind of shares or other securities and the per share purchase prices shall be made.

                                   SECTION VII

                              LIMITATION ON RESALE

        ss.7.1. There shall be no limitation on resale of shares purchased under this Plan except as are provided under applicable federal or state laws, rules or regulations.

                                  SECTION VIII

                            MISCELLANEOUS PROVISIONS

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

        ss.8.1. Subject to the authority and responsibility of the Board of Directors, the Chief Financial Officer of the Corporation, or another officer of the Corporation or any of its Subsidiaries designated by the Board of Directors, shall perform ministerial tasks in connection with the Plan, including calculation of options to be granted based on the formula set forth in 5.2 above and execution of stock option grants or agreements consistent with this Plan on behalf of the Corporation.

        ss.8.2. No member of the Board of Directors or any officer of the Corporation shall be liable for any act or omission (whether or not negligent) taken or omitted in good faith, or for the exercise of authority or discretion granted in connection with this Plan. All interpretations of this Plan made in good faith by the Board of Directors shall be conclusive and binding on all persons.

        ss.8.3. Nothing contained in this Plan or any option granted pursuant to this Plan shall confer upon any Non-Employee Director the right to continue as a Director of the Corporation.

        ss.8.4. The provisions of this Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of all successors of each Non-Employee Director participating in this Plan, including, without limitation, such Non-Employee Director's estate and the executors, administrators or trustees thereof, his heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Non-Employee Director.

        ss.8.5. The laws of the Commonwealth of Pennsylvania will govern all matters relating to this Plan except to the extent superseded by the laws of the United States.

        ss.8.6. Notwithstanding anything to the contrary contained in this Plan, options shall be exercisable only if the Shares subject to the options are registered under such federal and state securities laws as the Corporation may deem necessary, or if exemptions from such registration are deemed to be available; but in no event shall options be exercisable during any period of time in which the Corporation deems that exercisability, the offer to sell the Shares subject to option, or the sale thereof, may violate a federal, state or securities exchange rule, regulation or law, or may cause the Corporation to be legally obligated to issue or sell more Shares than the Corporation is legally entitled to issue or sell. Further, in the absence of registration under federal and state securities laws as referenced above, each optionee, and each optionee obtaining Shares upon exercise, may be required by the Corporation to execute such acknowledgments and agreements as may be deemed necessary or appropriate to secure compliance with exemptions from registration under federal and state securities law, which compliance may involve regulation of the manner in which the Shares may be sold or transferred, and may prohibit the sale of Shares for a period of time.

        ss.8.7 Neither the adoption of the Plan, nor its submission to the shareholders at any time, shall be taken to impose any limitations on the powers of the Corporation, its Subsidiaries or any other of its or their affiliates to issue, grant, award or assume stock or options, warrants or rights to purchase or receive stock, otherwise than under this Plan, or to adopt other stock plans or to impose any requirement of shareholder approval upon the same.

        ss.8.8 The interests of an Non-Employee Director under this Plan are not subject to the claims of creditors and may not, in any way, be assigned, alienated or encumbered.

        ss.8.9 Any reference contained in this Plan to a particular section or provision of law, rule or regulations, including, but not limited to, the Internal Revenue Code of 1986 and the Securities Exchange Act of 1934, both as amended, shall include any subsequent enacted or promulgated section or provision of law, rule or regulation, as the case may be, of similar import.

        ss.8.10 With respect to persons subject to Section 16 of the Securities
                Exchange Act of 1934, as amended, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or any successor rule that may be promulgated by the Securities and Exchange Commission, and to the extent any provision of this Plan or act by the Board of Directors or any officer designated by the Board of Directors fails to so comply, such provision or act shall be deemed null and void, to the extent permitted by applicable law and deemed advisable by the Board of Directors. The transactions pursuant to this Plan and the options granted hereunder are intended to constitute a formula plan within the meaning of Note (3) to Rule 16b-3 and all transactions in accordance with this Plan are hereby approved by the Board of Directors for purposes of the Rule 16b-3(d) or (e), as applicable.

                                   SECTION IX

                                 EFFECTIVE DATE

        ss.9.1. This Plan shall become effective when the Plan has been adopted by the Board of Directors of the Corporation. The Corporation's obligation to offer, sell and deliver its Shares under this Plan is subject to the approval of any governmental authority required in connection with the authorized issuance or sale of such Shares and is further subject to the Corporation receiving, should it determine to do so, the advice of its counsel that all applicable laws and regulations have been complied with.